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                                                                  EXHIBIT 10.18

                                 LEASE AGREEMENT

         This LEASE AGREEMENT, is effective on April 6, 1995 between TELECOMMUNICATIONS FINANCE GROUP (hereinafter "Lessor"), and STAR VENDING, INC., a Nevada corporation with its principal office located at 740 State Street, Suite 202, Santa Barbara, CA 93101, (hereinafter "Lessee").

         1.        Lease.

                  Lessor, subject to the conditions set forth in Section 25 hereof, agrees to lease to Lessee and Lessee agrees to lease from Lessor hereunder, those items of personal property (the "Equipment") which are described on Schedule 1 of Exhibit A hereto. Lessee agrees to execute and deliver to Lessor a certificate of delivery and acceptance in substantively the form of Exhibit A hereto (a "Delivery Certificate") immediately after Turnover of the Equipment, and such execution shall constitute Lessee's irrevocable acceptance of such items of Equipment for all purposes of this Lease. The Delivery Certificate shall constitute a part of this Lease to the same extent as if the provisions thereof were set forth herein.

         2.        Definitions.

                  "Amortization Deductions" as defined in Section
                  11(b)(i) hereof.

                  "Appraisal Procedure" shall mean the following procedure for determining the Fair Market Sale Value of any item of Equipment. If either Lessor or Lessee shall request by notice (the "Appraisal Request") to the other that such value be determined by the Appraisal Procedure, (i) Lessor and Lessee shall, within 15 days after the Appraisal Request, appoint an independent appraiser mutually satisfactory to them, or (ii) if the parties are unable to agree on a mutually acceptable appraiser within such time, Lessor and Lessee shall each appoint one independent appraiser (provided that if either party hereto fails to notify the other party hereto of the identity of the independent appraiser chosen by it within 30 days after the Appraisal Request, the determination of such value shall be made by the independent appraiser chosen by such other party), and (iii) if such appraisers cannot agree on such value within 20 days after their appointment and if one appraisal is not within 5% of the other appraisal, Lessor and Lessee shall choose a third independent appraiser mutually satisfactory to them (or, if they fail to agree upon a third appraiser within 25 days after the appointment of the first two appraisers, such third independent appraiser shall within 20 days thereafter be appointed by the American Arbitration Association), and such value shall be determined by such third independent appraiser within 20 days after his appointment, after consultation with the other two independent appraisers. If the first two appraisals are within 5% of each other, then the average of the two appraisals shall be the Fair Market Sale Value. The fees and expenses of all appraisers shall be paid by Lessee.

                  "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday under the laws of the State of Florida.

                  "Code" shall mean the Internal Revenue Code of 1954, as amended, or any comparable successor law.

                  "Commencement Date" as defined in Section 3 hereof.

                  "Default" shall mean any event or condition which after the giving of notice or lapse of time or both would become an Event of Default.

                  "Delivery Certificate" as defined in Section 1 hereof.


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                  "Equipment" as defined in Section 1 hereof.

                  "Event of Default" as defined in Section 18 hereof.

                  "Event of Loss" shall mean, with respect to any item of Equipment, the actual or constructive total loss of such item of Equipment or the use thereof, due to theft, destruction, damage beyond repair or rendition thereof permanently unfit for normal use from any reason whatsoever, or the condemnation, confiscation or seizure of, or requisition of title to or use of, such item of Equipment.

                  "Fair Market Sale Value" shall, at any time with respect to any item of Equipment, be equal to the sale value of such item of Equipment which would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer-user (other than a lessee currently in possession or a used equipment or scrap dealer). For purposes of Section 7(b) hereof, Fair Market Sale Value shall be determined by (i) an independent appraiser (at Lessee's expense) selected by Lessor or (ii) by the Appraiser Procedure if the Appraisal Request is made at least 90 days (but not more than 360 days) prior to the termination or expiration of the Lease Term, as the case may be, which determination shall be made (a) without deduction for any costs or expenses of dismantling or removal; and (b) on the assumption that such item of Equipment is free and clear of all Liens and is in the condition and repair in which it is required to be returned pursuant to Section 7(a) hereof. For purposes of Section 19(c) hereof, Fair Market Sale Value shall be determined (at Lessee's expense) by an independent appraiser selected by Lessor, on an "as-is, where-is" basis, without regard to the provisions of clauses
                  (a) and (b) above; provided that if Lessor shall have sold any item of Equipment pursuant to Section 19(b) hereof prior to giving the notice referred to in Section 19(c) hereof, Fair Market Sale Value of such item of Equipment shall be the net proceeds of such sale after deduction of all costs and expenses incurred by Lessor in connection therewith; provided further, that if for any reason Lessor is not able to obtain possession of any item of Equipment pursuant to Section 19(a) hereof, the Fair Market Sale Value of such item of Equipment shall be zero.

                  "Imposition" as defined in Section 11(a) hereof.

                  "Indemnitee" as defined in Section 17 hereof.

                  "Late Charge Rate" shall mean an interest rate per annum equal to the higher of two percent (2%) over the Reference Rate or eighteen percent (18%), but not to exceed the highest rate permitted by applicable law.

                  "Lease" and the terms "hereof," "herein," "hereto" and "hereunder," when used in this Lease Agreement, shall mean and include this Lease Agreement, Exhibits and the Delivery Certificate hereto as the same may from time to time be amended, modified or supplemented.

                  "Lease Term" shall mean, with respect to any item of Equipment, the term of the lease of such item of Equipment hereunder specified in Section 3 hereof.

                  "Lessee" as defined in the introductory paragraph to this Lease.

                  "Lessor" as defined in the introductory paragraph of this Lease.

                  "Lessor's Value" shall mean, with respect to any item of Equipment and installation if applicable, the total amount set forth in Schedule 1 of Exhibit A hereto.


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                  "Lessor's Liens" shall mean (i) any mortgage, pledge, lien, security interest, charge, encumbrance, financing statement, title retention or any other right or claim of any person claiming through or under Lessor, not based upon or relating to ownership of the Equipment or the lease thereof hereunder and (ii) any mortgage, pledge, lien, security interest, charge, encumbrance, financing statement, title retention or any other right or claim of Owner (other than Lessor) claiming through or under Lessor in connection with the transactions described in Section 21(b) hereof.

                  "Liens" shall mean any mortgage, pledge, lien, security interest, charge, encumbrance, financing statement, title retention or any other right or claim of any person, other than any Lessor's Lien.

                  "Loss Payment Date" shall mean with respect to any item of Equipment the date on which payment, as described in Section 16(b) hereof, is made to the Lessor by the Lessee as the result of an Event of Loss with respect to such item. The Loss Payment Date shall be within ninety (90) days of the said Event of Loss.

                  "Owner" shall mean the entity or person having ownership interest to the Equipment as contemplated by the provisions of
                  Section 21(b) hereof and may be a person other than Lessor.

                  "Owner's Economics" shall mean the after-tax yield and periodic after-tax cash flow anticipated by Owner as of the date of this Lease, in connection with the transactions contemplated by this Lease as determined by Owner unless Lessor shall have transferred its interest in the Equipment to another person as contemplated by the provisions of Section 21(b) hereof in which case "Owner's Economics" shall mean the after-tax yield and periodic after-tax cash flow anticipated by such person as of the date of the lease between such person and Lessor contemplated by said provisions, in connection with the transactions contemplated by such lease as determined by such person.

                  "Recovery Deductions" as defined in Section 11(b)(i) hereof.

                  "Reference Rate" shall mean the rate of interest publicly announced by Citibank, N.A. in New York, New York from time to time as its prime rate.

                  The reference rate is not intended to be the lowest rate of interest charged by Citibank, N.A. in connection with extensions of credit to debtors. The Reference Rate shall be determined at the close of business on the 15th day of each calendar month (if the 15th day is not a Business Day, then on the first preceding Business Day) and shall become effective as of the first day of the calendar month succeeding such determination and shall continue in effect to, and including, the last day of said calendar month.

                  "Rent Payment Date" shall mean each date on which an installment of rent is due and payable pursuant to Section 5(a) hereof.

                  "Stipulated Loss Value" shall mean, with respect to any item of Equipment, the amount determined by multiplying the Lessors Value of such item of Equipment by the percentage set forth in Schedule A hereto opposite the applicable Rent Payment Date; provided, that for purposes of Sections 16(b) and 19(c) hereof, any determination of Stipulated Loss Value as of a date occurring after the final Rent Payment Date with respect to such item of Equipment, shall be made as of such final Rent Payment Date.

                  "Tax Benefits" shall mean the right to claim such deductions, credits, and other benefits as are provided by the Code to an owner of property, including the Recovery Deductions and Amortization Deductions.


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                  "Turnover" shall mean that point in time when the equipment installation personnel complete testing of the equipment, or when the equipment is placed into service, whichever first occurs.

                  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

         3.        Lease Term.

                  The term of the lease of the Equipment hereunder shall commence on the Commencement Date specified in the Delivery Certificate ("Commencement Date") and, unless earlier terminated pursuant to the provisions hereof or at law or equity, shall continue for a term of sixty (60) months from such Commencement Date. The Commencement Date specified in the Delivery Certificate shall be the date on which Turnover occurs at a site provided by Lessee in accordance with the provisions of Section 4 hereof.

         4.        Installation.

                  Lessor shall arrange for installation of the Equipment, the cost of which installation shall be deemed to be part of Lessor's Value. Exhibit A hereto shall indicate whether such cost is included or excluded from the monthly rent payments due in accordance with Section 5(a) hereof. If excluded from such monthly rent payments, Lessor shall separately invoice Lessee for such installation upon completion thereof and Lessee shall pay such invoice within thirty (30) days from the date thereof. Lessee shall be obligated to timely provide a suitable site for the installation of the Equipment in accordance with the Equipment manufacturer's practices attached hereto as Exhibit C. Lessee shall be responsible for compliance with environmental requirements and central office grounding procedures specified in Exhibit C hereto and for providing adequate space, lighting, heating, air-conditioning and A/C power at the installation site. Unavailability of Lessee furnished facilities shall be cause for adjustments to the installation price set forth in Schedule 1 of Exhibit A hereto.

         5.        Rent; Unconditional Obligations.

                  (a) Lessee agrees to pay to Lessor, at the address specified in Section 24 hereof or at such other address as Lessor may specify, rent for the Equipment at a rate not to exceed $22.498 per $1,000 of the total Lessor's Value of such items of Equipment, as set forth in Schedule 1 of Exhibit A dated April 6, 1995, or as Schedule 1 of Exhibit A to the Certificate of Delivery and Acceptance is from time to time amended, (plus applicable sales or use taxes) per month, in sixty (60) consecutive monthly installments, with the first installment of rent being due on the Commencement date unless the Commencement Date is other than the first day of a calendar month, in which event the first installment of rent shall be due on the first day of the month following the Commencement Date, and succeeding installments being due on the same date of each month thereafter.

                  (b) Lessee shall also pay to Lessor, on demand, interest at the Late Charge Rate on any installment of rent and on any other amount owing hereunder which is not paid on its due date, for any period for which the same shall be overdue. Each payment made under this Lease shall be applied first to the payment of interest then owing and then to rent or other amounts owing hereunder. Interest shall be computed on the basis of a 360-day year and actual days elapsed.

                  (c) This Lease is a net lease, and Lessee's obligation to pay all rent and all other amounts payable hereunder is ABSOLUTE AND UNCONDITIONAL under any and all circumstances and shall not be affected by any circumstances of any character whatsoever, including, without limitation, (i) any set-off, counterclaim, recoupment, defense, abatement or reduction or any right which Lessee may have against Lessor, the manufacturer or supplier of any of the Equipment or anyone else for any reason whatsoever; (ii) any defect in the title, condition, design, or operation of, or lack of fitness for use of, or any damage to, or loss of, all or any part of the Equipment from any cause whatsoever; (iii) the existence of any Liens with respect to the Equipment; (iv) the invalidity, unenforceability or disaffirmance of this Lease or any other document related hereto; or (v) the prohibition of or interference with the use or possession by Lessee of all or any part of the Equipment, for any reason whatsoever, including without limitation, by reason of (1) claims for patent, trademark or copyright


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infringement; (2) present or future governmental laws, rules or orders; (3) the insolvency, bankruptcy or reorganization of any person; and (4) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which may at any time hereafter be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender the lease of any Equipment. If for any reason whatsoever this Lease or any Supplement, other than pursuant to Section 16(b) hereof, shall be terminated in whole or in part by operation of law or otherwise, Lessee will nonetheless pay to Lessor an amount equal to each installment of rent at the time such installment would have become due and payable in accordance with the terms hereof. Each payment of rent or other amount paid by Lessee hereunder shall be final and Lessee will not seek to recover all or any part of such payment for Lessor for any reason whatsoever.

         6.        WARRANTY DISCLAIMER; ASSIGNMENT OF WARRANTIES.

                   (a) LESSOR NEITHER MAKES NOR SHALL BE DEEMED TO HAVE MADE AND LESSEE HEREBY EXPRESSLY WAIVES ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE EQUIPMENT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS OF THE EQUIPMENT FOR ANY PARTICULAR PURPOSE, FREEDOM FROM INTERFERENCE OR INFRINGEMENT OR THE LIKE, OR AS TO THE TITLE TO OR LESSOR'S OR LESSEE'S INTEREST IN THE EQUIPMENT OR AS TO ANY OTHER MATTER RELATING TO THE EQUIPMENT OR ANY PART THEREOF.

                  LESSEE CONFIRMS THAT IT HAS SELECTED THE EQUIPMENT AND EACH PART THEREOF ON THE BASIS OF ITS OWN JUDGMENT AND EXPRESSLY DISCLAIMS RELIANCE UPON ANY STATEMENTS, REPRESENTATIONS OR WARRANTIES MADE BY LESSOR.

                  LESSOR NEITHER MAKES NOR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY AS TO THE ACCOUNTING TREATMENT TO BE ACCORDED TO THE TRANSACTIONS CONTEMPLATED BY THIS LEASE OR AS TO ANY TAX CONSEQUENCES AND/OR TAX TREATMENT THEREOF.

                  (b) LESSOR HEREBY ASSIGNS TO LESSEE SUCH RIGHTS AS LESSOR MAY HAVE (TO EXTENT LESSOR MAY VALIDLY ASSIGN SUCH RIGHTS) UNDER ALL MANUFACTURERS' AND SUPPLIERS' WARRANTIES WITH RESPECT TO THE EQUIPMENT; PROVIDED, HOWEVER, THAT THE FOREGOING RIGHTS SHALL AUTOMATICALLY REVERT TO LESSOR UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF ANY EVENT OF DEFAULT HEREUNDER, OR UPON THE RETURN OF THE EQUIPMENT TO LESSOR. LESSEE AGREES TO SETTLE ALL CLAIMS WITH RESPECT TO THE EQUIPMENT DIRECTLY WITH THE MANUFACTURERS OR SUPPLIERS THEREOF, AND TO GIVE LESSOR PROMPT NOTICE OF ANY SUCH SETTLEMENT AND THE DETAILS OF SUCH SETTLEMENT. HOWEVER, IN THE EVENT ANY WARRANTIES ARE NOT ASSIGNABLE, THE LESSOR AGREES TO ACT ON BEHALF OF THE LESSEE IN SETTLING CLAIMS ARISING UNDER THE WARRANTY WITH THE MANUFACTURER OR SUPPLIER.

                  (c) IN NO EVENT SHALL LESSOR BE LIABLE FOR LOSS OF REVENUE OR PROFITS, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE OR FROM ANY CAUSE EVEN IF LESSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         7.        Disposition of Equipment.

                  (a)       Return.

                  Lessee shall, upon the expiration of the Lease Term of each item of Equipment, subject to paragraph (b) below, return such item of Equipment to Lessor at such place within the continental United States of America as Lessor shall designate in writing to Lessee. Until such item of Equipment is returned to Lessor pursuant to the provisions of this Section , all of the provisions of this Lease with respect thereto shall continue in full force



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and effect. Lessee shall pay all the costs and expenses in connection with or incidental to the return of the Equipment, including, without limitation, the cost of removing, assembling, packing, insuring and transporting the Equipment. At the time of such return, the Equipment shall be in the condition and repair required to be maintained by Section 12 hereof and free and clear of all Liens.

                  (b)       Purchase Option.

                  So long as no Default or Event of Default shall have occurred and be continuing, Lessee may, by written notice given to Lessor at least 120 days (but not more than 360 days) prior to the expiration date of the Lease Term of any item of Equipment (which notice shall be irrevocable), elect to purchase such item of Equipment on such expiration date for a cash purchase price equal to the Fair Market Sale Value of such item of Equipment determined as of such expiration date, plus an amount equal to all taxes (other than income taxes on any gain on such sale), costs and expenses (including legal fees and expenses) incurred or paid by Lessor in connection with such sale. Upon payment by Lessee of such purchase price, and of all other amounts then due and payable by Lessee hereunder, Lessor shall transfer title to such items of Equipment to Lessee on an "as-is, where-is" basis, without recourse and without representation or warranty of any kind, express or implied, other than a representation and warranty that such item of Equipment is free and clear of any Lessor's Liens.

         8.        Representation and Warranties.

                  In order to induce Lessor to enter into this Lease and to lease the Equipment to Lessee hereunder, Lessee represents and warrants that:

                  (a)       Organization.

                  Lessee is duly organized, validly existing and in good standing under the laws of the State of Nevada and is duly qualified to do business and is in good standing in the State in which the Equipment will be located.

                  (b)       Power and Authority.

                  Lessee has full power, authority and legal right to execute, deliver and perform this Lease, and the execution, delivery and performance hereof has been duly authorized by Lessee's governing body or officer(s).

                  (c)       Enforceability.

                  This Lease has been duly executed and delivered by Lessee and constitutes a legal, valid and binding obligation of Lessee enforceable in accordance with its terms.

                  (d)       Consents and Permits.

                  The execution, delivery and performance of this Lease does not require any approval or consent of any trustee, shareholder, partner, sole proprietor, or holders of any indebtedness or obligations of Lessee, and will not contravene any law, regulation, judgment or decree applicable to Lessee, or the certificate of partnership or incorporation or by-laws of Lessee, or contravene the provisions of, or constitute a default under, or result in the creation of any Lien upon any property of Lessee under any mortgage, instrument or other agreement to which Lessee is a party or by which Lessee or its assets may be bound or affected; and no authorization, approval, license, filing or registration with any court or governmental agency or instrumentality is necessary in connection with the execution, delivery, performance, validity and enforceability of this Lease.

                  (e)       Financial Condition of the Lessee.

                  The financial statements of Lessee heretofore furnished to Lessor are complete and correct and fairly present the financial condition of Lessee and the results of its operations for the respective periods covered


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thereby, there are no known contingent liabilities or liabilities for taxes of
Lessee which are not reflected in said financial statements and since the date thereof, there has been no material adverse change in such financial condition or operations.

                  (f)       No Litigation.

                  There is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other governmental authority pending or threatened against or affecting Lessee (A) which involves the transactions contemplated by this Lease or the Equipment; or (B) which, if adversely determined, could have a material adverse effect on the financial condition, business or operations of Lessee.

                  (g)       United States Source Income.

                  No items of Equipment shall be used in a way that results in the creation of an item of income to Lessor, the source of which for Federal Income Tax purposes is without the United States.

         9.       Liens.

                  Lessee will not directly or indirectly create, incur, assume, suffer, or permit to exist any Lien on or with respect to the Equipment.

         10.      Insurance.

                  Lessee shall maintain at all times on the Equipment, at its expense, property damage, direct damage and liability insurance in such amounts, against such risks, in such form and with such insurers as shall be reasonably satisfactory to Lessor and any other Owner; provided, that the amount of direct damage insurance shall not on any date be less than the greater of the full replacement value or the Stipulated Loss Value of the Equipment as of such date. Each insurance policy will, among other things, name Lessor and any other Owner as an additional insured or as loss payee (as the case may be) as their interests may appear, require that the insurer give Lessor and any such Owner at least thirty (30) days prior written notice of any alteration in or cancellation of the terms of such policy, and require that the interest of Lessor and any such Owner be continued insured regardless of any breach of or violation by Lessee of any warranties, declarations or conditions contained in such insurance policy. Lessee shall furnish to Lessor and such Owner a certificate or other evidence satisfactory to Lessor that such insurance coverage is in effect provided, however, that Lessor and such Owner shall be under no duty to ascertain the existence or adequacy of such insurance.

         11.       Taxes.

                  (a)       General Tax Provisions.

                  Lessee shall pay, and shall indemnify and hold Lessor harmless from and against, all fees, taxes (whether sales, use, excise, personal property or other taxes), imposts, duties, withholdings, assessments and other governmental charges of whatever kind or character, however designated (together with any penalties, fines or interest thereon), all of the foregoing being herein collectively called "Impositions," which are at any time levied or imposed against Lessor, Lessee, this Lease, the Equipment or any part thereof by any Federal, State, or Local Government or taxing authority in the United States or by any foreign government or any subdivision or taxing authority thereof upon, with respect to, as a result of or measured by (i) the Equipment (or any part thereof), or this Lease or the interests of the Lessor therein; or (ii) the purchase, ownership, delivery, leasing, possession, maintenance, use, operation, return, sale or other disposition of the Equipment or any part thereof; or (iii) the rentals, receipts or earnings payable under this Lease or otherwise arising from the Equipment or any part thereof; excluding, however, taxes based on or measured by the net income of Lessor that are imposed by (1) the United States of America, or (2) the State of Florida or any political subdivision of the State of Florida, or (3) any other State of the United States of America or any political subdivision of any such State in which Lessor is subject to Impositions as the result (whether solely or in part) of business or transactions unrelated to this Lease. In case any



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report or return is required to be filed with respect to any obligation of
Lessee under this Section or arising out of this Section , Lessee will notify Lessor of such requirement and make such report or return in such manner as shall be satisfactory to Lessor; provided, that the payment of any use taxes shall be made in such manner as specified by Lessor in writing to Lessee; or
(iv) The provisions of this Section shall survive the expiration or earlier termination of this Lease.

                  (b)       Special Tax Provisions.

                            (i) The Owner of the items of Equipment, shall be
entitled to take into account in computing its Federal income tax liability, Current Tax Rate and such deductions, credits, and other benefits as are provided by the Code to an owner of property, including, without limitation:

                                     (A) Recovery deductions ("Recovery
Deductions") under Section 168(a) of the Code for each item of Equipment in an amount determined, commencing with the 1995 taxable year, by multiplying the Owner's Cost of such item of Equipment by the percentages applicable under
Section 168(b) of the Code with respect to "(5)-year property" within the meaning of Section 168(c)(2) of the Code;

                                     (B) Amortization of expenses ("Amortization
Deductions") paid or to be paid by Owner in connection with this Lease at a rate no less rapid than straight line over the Lease Term.

                            (ii) For the purposes of this Subsection 11 (b)
only, the term "Owner" shall include the "common parent" and all other corporations included in the affiliated group, within the meaning of Section 1504 of the Code (or any other successor section thereto), of which Owner is or becomes a member.

         12.       Compliance with Laws; Operation and Maintenance.

                  (a) Lessee will use the Equipment in a careful and proper manner, will comply with and conform to all governmental laws, rules and regulations relating thereto, and will cause the Equipment to be operated in accordance with the manufacturer's or supplier's instructions or manuals.

                  (b) Lessee will, at its own expense, keep and maintain the Equipment in good repair, condition and working order and furnish all parts, replacements, mechanisms, devices and servicing required therefor so that the value, condition and operating efficiency therefor will at all times be maintained and preserved, reasonable wear and tear excepted. All such repairs, parts, mechanisms, devices and replacements shall immediately, without further act, become the property of Lessor and part of the Equipment.

                  (c) Lessee will not make or authorize any improvement, change, addition or alteration to the Equipment (i) if such improvement, change, addition or alteration will impair the originally intended function or use of the Equipment or impair the value of the Equipment as it existed immediately prior to such improvement, change, addition or alteration; or (ii) if any parts installed in or attached to or otherwise becoming a part of the Equipment as a result of any such improvement, change, addition or alteration shall not be readily removable without damage to the Equipment. Any part which is added to the Equipment without violating the provisions of the immediately preceding sentence and which is not a replacement or substitution for any property which was a part of the Equipment, shall remain the property of Lessee and may be removed by Lessee at any time prior to the expiration or earlier termination of the Lease Term. All such parts shall be and remain free and clear of any Liens. Any such part which is not so removed prior to the expiration or earlier termination of the Lease Term shall, without further act, become the property of Lessor.

         13.      Inspection.

                  Upon prior notice, Lessor or its authorized representatives may at any reasonable time or times inspect the Equipment when it deems it necessary to protect its interest therein.


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         14.      Identification.

                  Lessee shall, at its expense, attach to each item of Equipment a notice satisfactory to Lessor disclosing Owner's ownership of such item of Equipment.

         15.      Personal Property.

                  Lessee represents that the Equipment shall be and at all times remain separately identifiable personal property. Lessee shall, at its expense, take such action (including the obtaining and recording of waivers) as may be necessary to prevent any third party from acquiring any right to or interest in the Equipment by virtue of the Equipment being deemed to be real property or a part of real property or a part of other personal property, and if at any time any person shall claim any such right or interest, Lessee shall, at its expense, cause such claim to be waived in writing or otherwise eliminated to Lessor's satisfaction within 30 days after such claim shall have first become known to Lessee.

         16.      Loss or Damage.

                  (a) All risk of loss, theft, damage or destruction to the Equipment or any part thereof, however incurred or occasioned, shall be borne by Lessee and, unless such occurrence constitutes an Event of Loss pursuant to paragraph (b) of this Section , Lessee shall promptly give Lessor written notice hereof and shall promptly cause the affected part or parts of the Equipment to be replaced or restored to the condition and repair required to be maintained by
Section 12 hereof.

                  (b) If an Event of Loss with respect to any item of Equipment shall occur, Lessee shall promptly give Lessor written notice thereof, and Lessee shall pay to Lessor as soon as it receives insurance proceeds with respect to said Event of Loss but in any event no later than 90 days after the occurrence of said Event of Loss an amount equal to the sum of (i) the Stipulated Loss Value of such item of Equipment computed as of the Rent Payment Date with respect to such item of Equipment on or immediately preceding the date of the occurrence of such Event of Loss, and (ii) all rent and other amounts due and owing hereunder for such item of Equipment on or prior to the Loss Payment Date. Upon payment of such amount to Lessor, the lease of such item of Equipment hereunder shall terminate, and Lessor will transfer within forty days to Lessee, Lessor's right, title and interest in and to such item of Equipment, on an "as-is, where-is" basis, without recourse and without representation or warranty, express or implied, other than a representation and warranty that such item of Equipment is free and clear of any Lessor's Liens.

                  (c) Any payments received at any time by Lessor or Lessee from any insurer with respect to loss or damage to the Equipment shall be applied as follows: (i) if such payments are received with respect to an Event of Loss they shall be paid to Lessor, but to the extent received by Lessor, they shall reduce or discharge, as the case may be, Lessee's obligation to pay the amounts due to Lessor under Section 16 (b) hereof with respect to such Event of Loss: or (ii) if such payments are received with respect to any loss of or damage to the Equipment other than an Event of Loss, such payments shall, unless a Default or Event of Default shall have occurred and be continuing, be paid over to Lessee to reimburse Lessee for its payment of the costs and expenses incurred by Lessee in replacing or restoring pursuant to Section 16(a) hereof the part or parts of the Equipment which suffered such loss or damage.

         17.      General Indemnity.

                  Lessee assumes liability for, and shall indemnify, protect save and keep harmless Lessor and its agents, servants, successors and assigns (an "Indemnitee") from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses, including reasonable legal expenses, of whatsoever kind and nature, imposed on, incurred by or asserted against any Indemnitee, in any way relating to or arising out of this Lease or the enforcement hereof, or the manufacture, purchase, acceptance, rejection, ownership, possession, use, selection, delivery, lease, operation, condition, sale, return or other disposition of the Equipment or any part thereof (including, without limitation, latent or other defects, whether or not discoverable by Lessee or any other person, any claim in tort for strict liability and any claim for patent, trademark or copyright infringement); provided, however, that Lessee shall not be required to indemnify any Indemnitee for loss or liability arising from acts or events which occur after the Equipment has been returned to Lessor in accordance with the Lease, or for loss or liability resulting solely from the willful misconduct or gross negligence of such Indemnitee. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

         18.       Events of Default.

                  The following events shall each constitute an event of default (herein called "Event of Default") under this Lease:

                           (i) Lessee shall fail to execute and deliver to
Lessor (or Lessor's agent) the "Delivery Certificate" within twenty-four (24) hours of Turnover of the Equipment to Lessee.

                           (ii) Lessee shall fail to commence lease payments on
the first day of the month following the Commencement Date, or such other initiation of lease payments as specified in Section 5 of this Lease.

                           (iii) Lessee shall fail to make any payment of rent
or other amount owing hereunder after notice has been given that payment is past due; or

                           (iv) Lessee shall fail to maintain the insurance
required by Section 10 hereof or to perform or observe any of the covenants contained in Sections 21 or 22 hereof; or

                           (v) Lessee shall fail to perform or observe any other
covenant, condition or agreement to be performed or observed by it with respect to this Lease and such failure shall continue unremedied for 30 days after the earlier of (a) the date on which Lessee obtains, or should have obtained knowledge of such failure; or (b) the date on which notice thereof shall be given by Lessor to Lessee; or

                           (vi) Any representation or warranty made by Lessee
herein or in any document, certificate or financial or other statement now or hereafter furnished Lessor in connection with this Lease shall prove at any time to have been untrue, incomplete or misleading in any material respect as of the time when made; or

                           (vii) The entry of a decree or order for relief by a
court having jurisdiction in respect of Lessee, adjudging Lessee a bankrupt or insolvent, or approving as properly filed a petition seeking a reorganization, arrangement, adjustment or composition of or in respect of Lessee in an involuntary proceeding or case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of Lessee or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 30 days; or

                           (viii) The institution by Lessee of proceedings to be
adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the commencement by Lessee of a voluntary proceeding or case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the consent by it to the filing of any such petition or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of Lessee or of any substantial part of its property, or the making by it of any assignment for the benefit of creditors or the admission by it of its inability to pay its debts generally as they become due or its willingness to be adjudicated a bankrupt or the failure of Lessee generally to pay its debts as they become due or the taking of corporate action by Lessee in furtherance of any of the foregoing.

         19. Remedies. If an Event of Default specified in Subsection 18(vii) or
(viii) above shall occur, then, and in any such event, Lessor shall not be obligated to purchase or lease any of the Equipment and this Lease shall, without any declaration or other action by Lessor, be in default. If an Event of Default, other than an Event of Default specified in Subsection 18(vii) or
(viii) above, shall occur, Lessor may, at its option, declare this Lease to be in default. At any time after this Lease is in default under the first sentence of this Section 19, Lessor has declared this Lease to be in default under the second sentence of this Section 19, Lessor and/or its representative may do any one or more of the following with respect to all of the Equipment or any part thereof as Lessor in its sole discretion shall elect, to the extent permitted by applicable law then in effect:

                  (a) demand that Lessee, and Lessee shall at its expense upon such demand, return the Equipment promptly to Lessor at such place in the continental United States of America as Lessor shall specify, or Lessor and/or its agents, at its option, may with or without entry upon the premises where the Equipment is located and disable the Equipment, or make the Equipment inoperable permanently or temporarily in Lessor's sole discretion, and/or take immediate possession of the Equipment and remove the same by summary proceedings or otherwise, all without liability for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or for disabling or otherwise;

                  (b) sell the Equipment at public or private sale, with or without notice, advertisement or publication, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Equipment as Lessor in its sole discretion may determine, all free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto;

                  (c) by written notice to Lessee specifying a payment date which shall be not earlier than 20 days after the date of such notice, demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty, all accrued and unpaid rent for the Equipment due on all Rent Payment Dates up to and including the payment date specified in such notice plus an amount (together with interest on such amount at the Late Charge Rate, from the payment date specified in such notice to the date of actual payment) equal to the excess, if any, of the Stipulated Loss Value of the Equipment as of the payment date specified in such notice over the Fair Market Sale Value of the Equipment as of such date;

                  (d) Lessor may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Lease. Lessor is entitled to recover any amount that fully compensates the Lessor for any damage to or loss of the Lessor's residual interest in the leased property caused by the Lessee's default.

                  In the event any present value discounting is applied, the discount rate used shall be the Federal Reserve Board Discount Rate.

                  In addition, Lessee shall be liable for any and all unpaid rent and other amounts due hereunder before or during the exercise of any of the foregoing remedies and for all reasonable legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto, including all reasonable costs and expenses incurred in connection with the placing of the Equipment in the condition required by Section 12 hereof.

                  No remedy referred to in this Section 19 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all such other remedies. No express or implied waiver by Lessor of an Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell or lease or otherwise use the Equipment in mitigation of Lessor's damages or losses or which may otherwise limit or modify any of Lessor's rights or remedies under this Lease.

         20. Lessor's Right to Perform. If Lessee fails to make any payment required to be made by it hereunder or fails to perform or comply with any of its other agreements contained herein, Lessor may itself make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Late Charge Rate, shall be deemed to be additional rent, payable by Lessee within 30 days of notice.

         21. LOCATION; ASSIGNMENT OR SUBLEASE; TITLE TRANSFER.

                  (a) LESSEE WILL NOT REMOVE THE EQUIPMENT FROM THE LOCATION SPECIFIED IN SCHEDULE 1 OF EXHIBIT A WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, SUCH CONSENT NOT TO BE UNREASONABLY WITHHELD, EXCEPT REMOVAL OUTSIDE THE CONTINENTAL U.S. IS NOT PERMITTED. THE EQUIPMENT SHALL AT ALL TIMES BE IN THE SOLE POSSESSION AND CONTROL OF LESSEE AND LESSEE WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, SUCH CONSENT NOT TO BE UNREASOANBLY WITHHELD, ASSIGN THIS LEASE OR ANY INTEREST HEREIN OR SUB LEASE OR OTHERWISE TRANSFER ITS INTEREST IN ANY OF THE EQUIPMENT, AND ANY ATTEMPTED ASSIGNMENT, SUBLEASE OR OTHER TRANSFER BY LESSEE IN VIOLATION OF THESE PROVISIONS SHALL BE VOID.

                  (b) LESSOR AND LESSEE ACKNOWLEDGE THAT LESSOR (i) MAY TRANSFER ITS INTEREST IN THE EQUIPMENT TO AN OWNER OTHER THAN LESSOR. LESSOR MAY CONTEMPORANEOUSLY THEREWITH LEASE THE EQUIPMENT BACK FROM SUCH OWNER, AND (ii) MAY ASSIGN THIS LEASE. LESSEE HEREBY CONSENTS TO EACH OF THE ABOVE-DESCRIBED TRANSACTIONS. FURTHER LESSEE DOES HEREBY ACKNOWLEDGE (i) THAT ANY SUCH ASSIGNMENT BY LESSOR DOES NOT MATERIALLY CHANGE LESSEE'S DUTIES AND OBLIGATION HEREUNDER, (ii) THAT SUCH ASSIGNMENT DOES NOT MATERIALLY INCREASE THE BURDEN OR RIGHT IMPOSED ON THE LESSEE, AND (iii) THAT THE ASSIGNMENT IS PERMITTTED EVEN IF THE ASSIGNMENT COULD BE DEEMED TO MATERIALLY AFFECT THE INTEREST OF THE LESSEE.

         22. Status Changes in Lessee. Lessee will not without thirty (30) days prior written notice to Lessor, (a) enter into any transaction of merger or consolidation unless it is the surviving corporation or after giving effect to such merger or consolidation its net worth equals or exceeds that which existed prior to such merger or consolidation; or (b) change the form of organization of its business; or (c) change its name or its chief place of business. Lessee must obtain Lessor's prior written concurrence, such concurrence not to be unreasonably withheld, before Lessee may undertake any actions to (a) liquidate or dissolve or similar action of the Lessee's organization, or (b) sell, transfer or otherwise dispose of all or any substantial part of Lessee's assets.

         23. Further Assurances; Financial Information.

             (a) Lessee will, at its expense, promptly and duly execute and deliver to Lessor such further documents and assurances and take such further action as Lessor may from time to time reasonably request in order to establish and protect the rights, interests and remedies created or intended to be created in favor of Lessor hereunder, including, without limitation, the execution and filing of Uniform Commercial Code financing statements covering the Equipment and proceeds therefrom in the jurisdictions in which the Equipment is located from time to time. To the extent permitted by applicable law, Lessee hereby authorizes Lessor to file any such financing statements without the signature of Lessee.

             (b) Lessee will qualify to do business and remain qualified in good standing, in each jurisdiction in which the Equipment is from time to time located.

             (c) Lessee will furnish to Lessor as soon as available, but in any event not later than 90 days after the end of each fiscal year of Lessee, a consolidated balance sheet of Lessee as at the end of such fiscal year, and consolidated statements of income and changes in financial position of Lessee for such fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved. These reports will not be disclosed to anyone other than the Lessor and/or the Owner as provided in
Section 21(b).

         24. Notices. All notices, demands and other communications hereunder shall be in writing, and shall be deemed to have been given or made when deposited in the United States mail, first class postage prepaid, addressed as follows or to such other address as any of the authorized representatives of the following entities may from time to time designate in writing to the other listed below:

                  Lessor:           Telecommunications Finance Group
                                    400 Rinehart Road
                                    Lake Mary, Florida  32746

                  Lessee:           STAR VENDING, INC.
                                    740 State Street, Suite 202
                                    Santa Barbara, CA  93101

         25. Conditions Precedent:

             (a) Lessor shall not be obligated to lease the items of Equipment described herein to Lessee hereunder unless:

                           (i) Such Uniform Commercial Code financing statements
covering Equipment and proceeds therefrom and landlord and/or mortgagee waivers or disclaimers and/or severance agreements with respect to the items of Equipment covered by this Lease as Lessor shall deem necessary or desirable in order to perfect and protect its interests therein shall have been duly executed and filed, at Lessee's expense, in such public offices as Lessor shall direct;

                           (ii) All representations and warranties of Lessee
contained herein or in any document or certificate furnished Lessor in connection herewith shall be true and correct on and as of the date of this Lease with the same force and effect as if made on and as of such date; no Event of Default or Default shall be in existence on such date or shall occur as a result of the lease by Lessee of the Equipment specified in Schedule 1 of Exhibit A;

                           (iii) In the sole judgment of Lessor, there shall
have been no material adverse change in the financial condition or business of Lessee;

                           (iv) All proceedings to be taken in connection with
the transactions contemplated by this Lease, and all documents incidental thereto, shall be satisfactory in form and substance to Lessor and its counsel;

                           (v) Lessor shall have received from Lessee, in form
and substance satisfactory to it, such other documents and information as Lessor shall reasonably request;

                           (vi) All legal matters in connection with the
transactions contemplated by this Lease shall be satisfactory to Lessor's counsel; and

                           (vii) No Change in Tax Law, which in the sole
judgment of Lessor would adversely affect Lessor's Economics, shall have occurred or shall appear, in Lessor's good faith judgment, to be imminent.

         26. Software License. Reference is made to the form of DCO Software Product License Agreement attached hereto as Exhibit B (the "License Document"). Lessor has arranged for the Equipment manufacturer to grant Lessee a license to use the Software as defined in the License Document in conjunction with the equipment leased hereunder in accordance with the terms of the License Document. The original license fee is contained in the lease rate. To avail itself of the license grant, Lessee must execute the License Document, upon Commencement of the Lease. The option to obtain a fully paid up license as provided in Article 2 of the License Document shall be exercised by the Lessee and the payment made directly to the equipment manufacturer named in the License Document and must be exercised in conjunction with the option provided in Section 7(b) of the Lease, to purchase the Equipment. "Buyer" and "Licensee" as used in the License Document are synonymous with Lessee.

         27. LIMITATION OF LIABILITY.

             LESSOR SHALL NOT BE LIABLE FOR LOST PROFITS OR REVENUE, SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY NATURE OR FROM ANY CAUSE WHETHER BASED IN CONTRACT OR TORT, INCLUDING NEGLIGENCE, OR OTHER LEGAL THEORY EVEN IF LESSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. LESSEE HEREBY AGREES THAT LESSOR WILL NOT BE LIABLE FOR ANY LOST PROFITS OR REVENUE OR FOR ANY CLAIM OR DEMAND AGAINST LESSEE BY ANY OTHER PARTY.

         28. Miscellaneous.

             (a) Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

             (b) No terms or provisions of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. No delay or failure on the part of Lessor to exercise any power or right hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right. After the occurrence of any Default or Event of Default, the acceptance by Lessor of any payment of rent or other sum owed by Lessee pursuant hereto shall not constitute a waiver by Lessor of such Default or Event of Default, regardless of Lessor's knowledge or lack of knowledge thereof at the time of acceptance of any such payment, and shall not constitute a reinstatement of this Lease, if this Lease shall have been declared in default by Lessor pursuant to Section 18 hereof or otherwise, unless Lessor shall have agreed in writing to reinstate the Lease and to waive the Default or Event of Default.

             In the event Lessee tenders payment to Lessor by check or draft containing a qualified endorsement purporting to limit or modify Lessee's liability or obligations under this Lease, such qualified endorsement shall be of no force and effect even if Lessor processes the check or draft for payment.

             (c) This Lease with exhibits contains the full, final and exclusive statement of the agreement between Lessor and Lessee relating to the lease of the Equipment.

             (d) This Lease shall constitute an agreement of an operating lease, and nothing herein shall be construed as conveying to Lessee any right, title or interest in the Equipment except as Lessee only.

             (e) This Lease and the covenants and agreements contained herein shall be binding upon, and inure to the benefit of, Lessor and its successors and assigns and Lessee and, to the extent permitted by Section 21 hereof, its successors and assigns.

             (f) The headings of the Sections are for convenience of reference only, are not a part of this Lease and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

             (g) This Lease may be executed by the parties hereto on any number of separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

             (h) This Lease is deemed made and entered into in the State of Florida and shall be governed by and construed under and in accordance with the laws of the State of Florida as if both parties were residents of Florida.

             (i) Lessee hereby irrevocably consents and agrees that any legal action, suit, or proceeding arising out of or in any way in connection with this Lease shall be instituted or brought in the courts of the State of Florida, or the United States Court for the District of Florida, and by execution and delivery of this Lease, Lessee hereby irrevocably accepts and submits to, for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of any such court, and to all proceedings in such courts. Lessee irrevocably consents to service of any summons and/or legal process by registered or certified United States mail, postage prepaid, to Lessee at the address set forth in Section 24 hereof, such method of service to constitute, in every respect, sufficient and effective service of process in any legal action or proceeding. Nothing in this Lease shall affect the right to service of process in any other manner permitted by law or limit the right of Lessor to bring actions, suits or proceedings in the court of any other jurisdiction. Lessee further agrees that final judgment against it in any such legal action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, within or outside the United States of America, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of the liability.

                  IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed as of the day and year first above written and by its signature below Lessee expressly acknowledges that this Lease may not be modified unless done so in a writing signed by each of the parties hereto or their successors in interest.

                               STAR VENDING, INC.  (Lessee)



                                By:____________________________

                                _______________________________
                                (Name & Title)

                                Date Signed:___________________

                                TELECOMMUNICATIONS FINANCE GROUP



                                By:____________________________

                                _______________________________
                                Authorized
                                Representative of
                                Telecommunications  Finance Group

                                Date Signed:___________________

                               STAR VENDING, INC.
                          SITE: LOS ANGELES, CALIFORNIA

0.010416                  SCHEDULE A - ORIGINAL LEASE VALUE
                              STIPULATED LOSS VALUE

The Stipulated Loss Value of any item of Equipment as of any Rent Payment Date with respect of such item of Equipment shall be determined by multiplying the Lessor's Value of such item of Equipment by the percentage set forth below for such Rent Payment Date; provided that, any determination of Stipulated Loss Value as of a date occurring after the final Rent Payment Date with respect to such item of equipment, shall be made as of such final Rent Payment Date.

             After Rent
           Payment Number                       Percentage
                0                               105.0000
                1                               104.1252
                2                               103.2378
                3                               102.3378
                4                               101.4248
                5                               100.4989
                6                                99.5598
                7                                98.6075
                8                                97.6418
                9                                96.6626
               10                                95.6697
               11                                94.6630
               12                                93.6423
               13                                92.6076
               14                                91.5586
               15                                90.4952
               16                                89.4173
               17                                88.3247
               18                                87.2173
               19                                86.0948
               20                                84.9571
               21                                83.8041
               22                                82.6355
               23                                81.4514
               24                                80.2514
               25                                79.0354
               26                                77.8032
               27                                76.5548
               28                                75.2899
               29                                74.0085
               30                                72.7102
               31                                71.3949
               32                                70.0622
               33                                68.7124
               34                                67.3449
               35                                65.9599
               36                                64.5568
               37                                63.1357
               38                                61.6964
               39                                60.2383

Continue........

                               STAR VENDING, INC.
                          SITE: LOS ANGELES, CALIFORNIA

0.010416                  SCHEDULE A - ORIGINAL LEASE VALUE
                              STIPULATED LOSS VALUE

                    40                                58.7618
                    41                                57.2665
                    42                                55.7523
                    43                                54.2187
                    44                                52.6655
                    45                                51.0926
                    46                                49.4999
                    47                                47.8873
                    48                                46.2547
                    49                                44.1846
                    50                                42.0939
                    51                                39.9824
                    52                                37.8495
                    53                                35.6952
                    54                                33.5196
                    55                                31.3223
                    56                                29.1030
                    57                                26.8613
                    58                                24.5972
                    59                                22.3105
                    60                                20.0000

                                   SCHEDULE B

            AMENDMENT TO LEASE AGREEMENT DATED April 6, 1995 BETWEEN

                  TELECOMMUNICATIONS FINANCE GROUP (LESSOR) AND

                    STAR VENDING, INC. (LESSEE) FOR A DCO-CS

                    TO BE LOCATED IN LOS ANGELES, CALIFORNIA

A DEPOSIT EQUAL TO 5% OF LESSOR'S VALUE IS REQUIRED BY LESSOR PRIOR TO SHIPMENT, WHICH WILL BE APPLIED FIRST TO THE FIRST INSTALLMENT OF LEASE RENT AND THEN TO SUCCEEDING INSTALLMENTS OF LEASE RENT UNTIL FULLY UTILIZED.

IN THE EVENT OF EARLY TERMINATION OF THE LEASE DUE TO DEFAULT BY LESSEE, ANY UNAPPLIED PORTION OF THE 5% DEPOSIT IS NON-REFUNDABLE AND WILL BE RETAINED BY LESSOR.

IN THE EVENT LESSEE HAS MORE THAN ONE LEASE WITH LESSOR, AN EVENT OF DEFAULT FOR ONE LEASE WILL, IN ITSELF, BE AN EVENT OF DEFAULT ON ALL OTHER LEASES IN THE NAME OF THE LESSEE.

TELECOMMUNICATIONS FINANCE GROUP                  STAR VENDING, INC.

By:_____________________________                  By:__________________________

________________________________                  _____________________________
AUTHORIZED REPRESENTATIVE OF                      (Name & Title)
TELECOMMUNICATIONS FINANCE GROUP

Date Signed:____________________                  Date Signed:_________________

                                   SCHEDULE C

            AMENDMENT TO LEASE AGREEMENT DATED April 6, 1995 BETWEEN
                  TELECOMMUNICATIONS FINANCE GROUP (LESSOR) AND
                    STAR VENDING, INC. (LESSEE) FOR A DCO-CS
                    TO BE LOCATED IN LOS ANGELES, CALIFORNIA

LESSEE AFFIRMS TO THE FOLLOWING:

ALL THIRD PARTY VENDOR EQUIPMENT TO BE ADDED TO THE LEASE MUST BE PURCHASED OR APPROVED BY THE SIEMENS STROMBERG-CARLSON PURCHASING DEPARTMENT. THE CUMULATIVE TOTAL OF THIRD PARTY VENDOR EQUIPMENT WHICH MAY BE ADDED TO THE LEASE CANNOT EXCEED 20% OF THE VALUE OF THE EQUIPMENT PROVIDED BY SIEMENS STROMBERG-CARLSON.

SUBJECT TO THE 20% CAP, THE ONLY THIRD PARTY VENDOR EQUIPMENT WHICH MAY BE ADDED TO A LEASE ARE APPROVED BILLING EQUIPMENT AND SYSTEMS AND OAS (OPERATOR ASSISTED SYSTEM) EQUIPMENT AND SYSTEMS. OTHER ITEMS MAY BE ADDED IF THE SIEMENS STROMBERG-CARLSON OCC SENIOR PROGRAM MANAGER CONFIRMS THAT IT IS NECESSARY AS AN ADDITION TO ONE OF THE APPROVED SYSTEMS.

A DEPOSIT EQUAL TO 5% OF THE THIRD PARTY VENDOR EQUIPMENT (WHICH IS SUBJECT TO THE 20% CAP ABOVE) IS REQUIRED BY LESSOR PRIOR TO ISSUING A PURCHASE ORDER TO THE THIRD PARTY VENDOR. THIS DEPOSIT WILL BE APPLIED FIRST TO THE FIRST INSTALLMENT OF LEASE RENT IN WHICH THE VENDOR EQUIPMENT IS INCLUDED, AND THEN TO SUCCEEDING INSTALLMENTS OF LEASE RENT UNTIL FULLY UTILIZED.

IN THE EVENT OF EARLY TERMINATION OF THE LEASE DUE TO DEFAULT BY LESSEE, ANY UNAPPLIED PORTION OF THE 5% DEPOSIT IS NON-REFUNDABLE AND WILL BE RETAINED BY LESSOR.

TELECOMMUNICATIONS FINANCE GROUP                  STAR VENDING, INC.

By:_____________________________                  By:__________________________

________________________________                  _____________________________
AUTHORIZED REPRESENTATIVE OF                      (Name & Title)
TELECOMMUNICATIONS FINANCE GROUP

Date Signed:____________________                  Date Signed:_________________

                                    EXHIBIT A

                     CERTIFICATE OF DELIVERY AND ACCEPTANCE

                                                    Commencement Date:__________


THIS CERTIFICATE OF DELIVERY AND ACCEPTANCE is executed and delivered to Telecommunications Finance Group ("Lessor") by STAR VENDING, INC. ("Lessee") pursuant to and in accordance with the Lease Agreement dated: April 6, 1995 between Lessor and Lessee (the "Lease", the defined terms therein being used herein with their defined meanings).

1. The Equipment covered by this Certificate consists of the items described in Schedule 1 of Exhibit A of the Lease.

2. Lessee confirms that the items of Equipment covered hereby have been delivered to it in good working order and condition, and have been inspected and accepted by Lessee as of the Commencement Date set forth above. Lessee hereby waives any right it may have under Section 2A-517 of the Uniform Commercial Code or otherwise to revoke this acceptance for any reason whatsoever, including but not limited to, (i) any assumption by Lessee that a nonconformity would be cured, (ii) any inducement of acceptance by the Lessor's assurances or any difficulty to discover a nonconformity before acceptance, or (iii) any Lessor default under the Lease. Lessee further hereby waives its rights under Sections 2A-401 and 2A-402 of the Uniform Commercial Code to suspend performance of any of its obligations under the Lease with respect to the Equipment hereby accepted.

3.       Lessee confirms that such items of Equipment have been installed at:
         Los Angeles, California

4. The Lessor's value of the items of Equipment covered hereby is set forth in the Schedule 1 of Exhibit A. Lessee confirms that each installment of rent payable is as defined by the rental rate factor per thousand dollars as specified in Section 5 of the Lease.

5. Lessee hereby: (a) confirms that the items of Equipment covered hereby have been inspected by Lessee, have been delivered in good working order and condition and are of the size, design, capacity and manufacture selected by it and meet the provisions of the purchase order(s) with respect thereto; and (b) irrevocably accepts said items of Equipment "as-is, where-is" for all purposes of the Lease as of the Commencement Date set forth above and shall pursue remedies to correct deficiencies, if any, in said items of equipment under the manufacturer's warranty provisions only.

6. Lessee hereby confirms: (i) that no Default or Event of default is in existence as of the Commencement Date set forth above, nor shall any Default or Event of Default occur as a result of the lease by Lessee of the Equipment specified here-in; and (ii) that all representations and warranties of Lessee contained in the Lease or in any document or certificate furnished Lessor in connection herewith, are true and correct as of the Commencement Date set forth above with the same force and effect as if made on such date.

7. Lessee assumes sole responsibility for ensuring that the billing center can correctly read call records. Lessee's responsibility includes reading daily the automatic message/ticketing accounting system and/or polling systems tape(s) by the billing system to ensure all ticket information is present. Risk of loss for any revenue or profit associated therewith passes to Lessee upon cutover of any hardware or software.

8. All of the terms, provisions and conditions of the Lease are hereby incorporated herein and made a part hereof as if such terms, provisions and conditions were set forth in full in this Certificate. By their execution and delivery of this Certificate, the parties hereto reaffirm all of the terms, provisions and conditions of the Lease.

         IN WITNESS WHEREOF, Lessee has caused this Certificate to be executed by its duly authorized officer as of the Commencement Date set forth above.

Refer S.O.#066739                       STAR VENDING, INC.

________________________________        By:______________________________

                                        _________________________________
                                        (Name & Title)

                                        Date Signed:_____________________

                                        ACCEPTED BY:

                                        TELECOMMUNICATIONS FINANCE GROUP AS OF
                                        THE _____ DAY OF _______________ 19___.


                                        By:_____________________________

                                        ________________________________
                                        Authorized Representative of
                                        Telecommunications Finance Group

SIEMENS                                             Proposal No.: DCO-581065
STROMBERG-CARLSON                                   Issue No. 1
                                                    Date:  February 10, 1995


Installation Site:  Garden Grove, California

                                                        ITEM 01



PART NUMBER                   DESCRIPTION                            QTY
-----------                   -----------                            ---

                              IN-PLACE

                              Switching Equipment



                                                         -1-

                              Line Trunk Frame (LTF)
                              ----------------------

OCCSLTFFRM                    Line Trunk Frame                         2
814742-566                    Diagnostic Test Gen/Monitor              1
LTFDOORS                      LTF Doors, Front & Rear                  2
LINGRPCUA                     Line Group CUA (LTF)                     1
SLTFUTSCUA                    Trk/Svc Ckt CUA Grp                      1
SLTFUSCUA                     Svc Ckt CUA Grp                         10
814571-706                    Digital TMF Rcv. (2/PWBA)               59
*814572-576                   Digital Sender (TMF/SATT)               16
814695-556                    Digital DTMF Sender                     12
814643-596                    Digital DTMF Receiver                   41
814742-576                    (FOC) Digital DTMF Receiver             12
814574-936                    2-Wire E&M Trunk PWBA                    2
814574-932                    Loop Trunk, Reverse Batt PWBA            0

                              Digital Trunk Frame (DTF)

OCCSDTFFRM                    Digital Trunk Frame                      4
DTFDOORS                      DTF Doors, Front & Rear                  4
SDS1HSTCUA                    DS1 Host Ckt CUA                        24
817560-626A                   T1 Interface PWBA                      192
817577-917A                   Blower Assembly w/fan Alarm              4

SIEMENS                                             Proposal No.: DCO-581065
STROMBERG-CARLSON                                   Issue No. 1
                                                    Date:  February 10, 1995


Installation Site:  Garden Grove, California

                                                        ITEM 01



PART NUMBER                   DESCRIPTION                            QTY
-----------                   -----------                            ---

                              IN-PLACE

                              Switching Equipment



                              Control & Maintenance Frame (CMF)
                              ---------------------------------

SCMFOCC12.1                   Control & Maint Frame OCC 12.1            1
CMFDOORS                      CMF Doors, Front & Rear                   1
822068-819                    DLI Transfer                              1
814635-086                    PWBA Ring (N+1)                           1
814721-666                    Serial Line Unit PWBA                     1
822010-676                    Disk Drive Assy                           2
822010-656                    Tape Drive                                1
817702-556                    Traffic Measurement/Rec                   1
817620-556                    MSA PWBA                                  1
814727-626                    J2 Maintenance Processor                  1
822010-606                    Power & Alarm PWBA                        1
817680-606A                   BMUX PWBA                                 1
822222-606A                   DLI-II                                    1
TSIPWB17                      TSI PWBA                                 16
822702-536A                   PXAM II - 4MB                             2
822727-696A                   J8 Call Processor                         2
814770-656                    PXA Memory PWBA 1/Mbyte                   1
TPP0PWB17                     TPP PWBA (Sectors 0,1,2,3)                1
OCCS7BASIC                    CCS7 Basics                               1
OCCSNCS                       Sync Network Clock (Slave)                1
822718-596                    Feature Processor (PWBA)                  2
814095-626                    Service Group Diag PWBA                   3

SIEMENS                                             Proposal No.: DCO-581065
STROMBERG-CARLSON                                   Issue No. 1
                                                    Date:  February 10, 1995


Installation Site:  Garden Grove, California

                                                        ITEM 01



PART NUMBER                   DESCRIPTION                            QTY
-----------                   -----------                            ---

                              IN-PLACE

                              Switching Equipment



OCCTAPE                       Tape Control PWBAs                     1
814722-216A                   RS232 Interface Module                 6

                              Power & Test Frame (PRT)
                              ------------------------
SPRTFOCC12.1                  Power Ringing & Tst Fr OCC12.1         1
PRTDOORS                      PRT Doors, Front & Rear                1
817576-938                    Circuit Breaker 100 Amp                4
814475-036                    Alarm Sender PWBA                      1
817576-912                    Basic Cabinets & MTG for N+1)          1
814629-904                    Ringing Generator (20 Hz)              1
817576-934                    200VA DC/AC Non-Redund. Invtr          1
814215-820                    Cook 4 Chan Announcer (NT5M) 1
203352-681                    4 Channel Announcer                    1

                              Automatic Message Accounting
                              ----------------------------

SAMAFRM                       AMA Frame                              1
AMADOORS                      AMA Doors Rear                         1
814421-908                    Cook 1600 BPI Tape Drives (2)          2
814421-909                    Cook 1600 BPI Strapping                2


                              Miscellaneous
                              -------------

4-24419-0290                  DSX Pnl-ADC DSX-DR 19 w/cord           7

SIEMENS                                             Proposal No.: DCO-581065
STROMBERG-CARLSON                                   Issue No. 1
                                                    Date:  February 10, 1995


Installation Site:  Garden Grove, California

                                                        ITEM 01



PART NUMBER                   DESCRIPTION                            QTY
-----------                   -----------                            ---

                              IN-PLACE

                              Switching Equipment


PJ716                         Bantam Patch Cord                     28
2200B                         Channel Access Unit                    1
203352-645                    9600 Full Duplex Modems                1
202975-592                    7' x 19" Relay Rack                    1
207800-284                    Installation Material                  1
200110-119                    Fuse 1 1/3 amp                        20
200110-129                    Fuse 3 amp                            10
200110-429                    Fuse 10 amp                            5
200110-139                    Fuse 5 amp                            10
SD0000                        Std System Documentation               1
D0001                         Specifications, Paper                  3
D0002                         Site Drawings, Paper                   3
203352-600                    Hendry Filtered Fuse Panel             1
207630-911                    Modem Elimiator OCC                    2
207630-901                    PKG Assy/Modem Elimator                4
                              Superstructure & Cabling               1

                              Battery Distribution Frame
                              --------------------------

814053-043A                   7 ft Battery Discharge Frame           1
207521-733                    Shield                                 1

                              Power Equipment
                              ---------------

202975-593                    7' x 23" Relay Rack                    1
BATRACKW/BRC                  Battery Rack - with Bracing            1

SIEMENS                                             Proposal No.: DCO-581065
STROMBERG-CARLSON                                   Issue No. 1
                                                    Date:  February 10, 1995


Installation Site:  Garden Grove, California

                                                        ITEM 01



PART NUMBER                   DESCRIPTION                            QTY
-----------                   -----------                            ---

                              IN-PLACE

                              Switching Equipment

4DD-85-29                     Exide DD Battery 1215 AH                 1
203352-588                    Charger/Lorain/200A RHM200D50            3

                              Distribution Frame Equipment
                              ----------------------------

5065-8                        Term Blocks Newton 8 x 26                4
5054                          Newton Bracks (1 per 2 blks)             2

                              Maintenance & Administration Equipment
                              --------------------------------------

202958-464                    Tape Cartridge                           1
203352-608                    Arrow Tape Drive Cleaning Kit            1
203352-283                    Genicom 2120 Keyboard/Printer            1
7271-964                      Box, Teleprinter Paper                   1

                              Spare Circuit Packs
                              -------------------

200110-099                    Fuse -1/2 Amp                            1
207630-042                    Shield Assembly                          1
555020-125                    Fuse, 3AG, 3A                            1
555366-001                    Switch, SPST                             1
814288-526                    Tape Diagnostic PWBA                     1

                              Spare Circuit Packs  (Cont.)
                              -------------------

814291-546                    Tape Motion Cont. PWBA                   1
814298-526                    Tape Buffer PWBA                         1
814439-056                    PGC-1 PWBA                               1

SIEMENS                                             Proposal No.: DCO-581065
STROMBERG-CARLSON                                   Issue No. 1
                                                    Date:  February 10, 1995


Installation Site:  Garden Grove, California

                                                        ITEM 01



PART NUMBER                   DESCRIPTION                            QTY
-----------                   -----------                            ---

                              IN-PLACE

                              Switching Equipment

814440-076                    PGC-2 PWBA                             1
814441-056                    MUX/DEMUX PWBA                         1
814462-036A                   Power Supply PWBA                      1
814463-026A                   Power Supply PWBA                      1
814539-026                    CMOS Codec Comm. PWBA                  1
814727-626                    J2 Maintenance Processor               1
817113-086                    Power Supply PWBA                      1
817524-066A                   LTC Interconnect PWBA                  1
817560-626A                   T1 Interface PWBA                      1
817561-526                    T1 I/F Control 1 PWBA                  1
817562-566                    T1 I/F Control 2 PWBA                  1
817564-026A                   Power Supply PWBA                      1
817581-026                    DS1 Terminator PWBA                    1
817702-556A                   TMRS Processor                         1
822010-656                    Tape Drive PWBA                        1
822010-666                    Tape Drive PWBA                        1
822015-536                    Synchronous Clock PWBA                 1
822024-036A                   Power Monitor PWBA                     1
822033-596A                   MCG - II PWBA                          1
822034-536A                   Master Clock Dist. PWBA                1
822289-566A                   TBI II PWBA                            1
822723-556A                   Data Link III PWBA                     1
822726-526A                   HD MSA/SL PWBA                         1

SIEMENS                                             Proposal No.: DCO-581065
STROMBERG-CARLSON                                   Issue No. 1
                                                    Date:  February 10, 1995


Installation Site:  Garden Grove, California

                                                        ITEM 01



PART NUMBER                   DESCRIPTION                            QTY
-----------                   -----------                            ---

                              IN-PLACE

                              Switching Equipment


822010-606A                   MSDA Pwr & Alarm                       1
822010-636                    Disk Drive Assy                        1
822222-606A                   DLI-II                                 1

SIEMENS                                                Proposal No.: DCO-581065
STROMBERG-CARLSON                                      Issue No. 1
                                                       Date:  February 10, 1995

Installation Site:  Garden Grove, California

                             DESCRIPTION                              QTY
==========================================================================

ITEM 02        DUPLEX MP'S

--------------------------------------------------------------------------

814727-626     J Processor MP 2/MB PWBA                                1
814770-656     PXA 1/Mbyte Memory PWBA                                 1
814621-804     Power Supply Duplex Mode                                1
814721-666     Serial Line Unit PWBA                                   1
817680-606     BMUX PWBA                                               1
817620-556     MSA PWBA                                                1
822621-807     Mass Storage CUA Subsystem                              1
822621-808     Mass Storage PWBAs                                      1
020089         Maintenance Processor, Duplex                           1


ITEM 03A       DEBIT CARD FEATURE

---------------------------------------------------------------------------

824420         Debit Card COS                                          1



ITEM 03B       INTERNATIONAL OPERATOR FEATURE

---------------------------------------------------------------------------

824550         International Operator Service                          1

                             SCHEDULE 1 OF EXHIBIT A
                    (CERTIFICATE OF DELIVERY AND ACCEPTANCE)

                              EQUIPMENT DESCRIPTION

The items of personal property to be leased pursuant to this Lease Agreement, dated as of April 6, 1996 between Telecommunications Finance Group, as Lessor, and STAR VENDING, INC., as Lessee, are described below and in the attached equipment list(s):

Equipment List
--------------
Number                  Description                                                                  Amount
------                  -----------                                                                  ------
DCO-581065              A Used Siemens Stromberg-Carlson DCO-CS Equipped and Wired for 4608        $664,000.00
                        Digital Ports Per DCO-581065, Issue 1, Dated 02/10/95 With Basic
                        Release 14, CMF Spares, AMA Frame, SS7 w/ 3 Access Links (With
                        Billing System) Including Installation




The above described equipment installed at:

Los Angeles, California

                                                     BY:_______________________

                                                     DATE:_____________________

                             SECRETARY'S CERTIFICATE

         I, Mary Casey, do hereby certify that I am the Secretary of STAR VENDING, INC., a corporation duly organized and existing under the laws of the State of Nevada ("Corporation"); that I am the keeper of the seal of the corporation and corporate records, including, without limitation, the Charter, By-Laws and the minutes of the meeting of the Board of Directors of the Corporation; that the following is an accurate and compared transcript of the resolutions contained in the minute book of the Corporation, which resolutions were duly adopted and ratified at a meeting of the Board of Directors of the Corporation duly convened and held in accordance with the By-Laws and Charter of the Corporation on the 30th day of Sept, 1996, at which time a quorum was present and acted throughout; and that said resolutions have not in any way been modified, repealed or rescinded, but are in full force and effect:

                  "RESOLVED, that any officer of the Corporation be and is hereby authorized and empowered in the name and on behalf of this Corporation to enter into one or more lease agreements with Telecommunications Finance Group ("hereinafter called "LESSOR") concerning personal property leased to the Corporation; from time to time to modify, supplement or amend any such agreements; and to do and perform all other acts and things deemed by such officer to be necessary, convenient or proper to carry out any of the foregoing; and be it

                  FURTHER RESOLVED, that all that any officer shall have done or may do in the premises is hereby ratified and approved; and be it

                  FURTHER RESOLVED, that the foregoing resolutions shall remain in full force and effect until written notice of their amendment or recission shall have been received by LESSOR and that receipt of such notice shall not effect any action taken or loans or advances made by LESSOR prior thereto and LESSOR is authorized to rely upon said resolutions until receipt by it of written notice of any change; and be it

                  FURTHER RESOLVED, that the Secretary be and is hereby authorized and directed to certify to LESSOR that the foregoing resolutions and provisions thereof are in conformity with the Charter and By-Laws of this Corporation."

         I do further certify that the Lease Agreement entered into by the Corporation and LESSOR concerning the following items of personal property:

Siemens Stromberg-Carlson Digital Central Office Carrier Switch plus Peripheral Equipment is one of the agreements referred to in said resolutions and was duly executed pursuant thereto and there are no restrictions imposed by the Charter or By-Laws of the Corporation restricting the power or authority of the Board of Directors of the Corporation to adopt the foregoing resolutions or upon the Corporation or its officers to act in accordance therewith.

I do further certify that the following are names and specimen signatures of officers of the Corporation empowered and authorized by the above resolutions, each of which has been duly elected to hold and currently holds the office of the Corporation set opposite his name:

NAME                             OFFICE             SIGNATURE
----                             ------             ---------

Christopher Edgecomb             President

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this 12th day of _________, 1995.
                                                _______________________________
                                                Secretary of STAR VENDING,  INC.


(SEAL)

SIEMENS                                                                SOFTWARE
STROMBERG-CARLSON                                                      LICENSE
                                                                       AGREEMENT



400 Rinehart Road                     EXHIBIT B
Lake Mary, Florida 32746
(407) 333-5000

To:

THIS LICENSE AGREEMENT IS EFFECTIVE ON THE 6th day of April, 1995; by and between Siemens Stromberg-Carlson with offices at 400 Rinehart Road, Lake Mary, Florida ("SSC" or "Licensor") and STAR VENDING, INC. , WITH OFFICES AT 740 STATE STREET, SUITE 202, SANTA BARBARA, CALIFORNIA 93101
                                                         ("Buyer" or "Licensee")

                           SOFTWARE LICENSEE AGREEMENT

Under this Agreement, Buyer (hereinafter referred to as "Licensee") will acquire from Siemens Stromberg-Carlson (hereinafter referred to as "Licensor") the "Designated DCO" (defined below), which includes being furnished the "Software Product" (defined below) and rights to use it in the operation of the Designated DCO under the following terms and conditions.

 1. In addition to definitions contained elsewhere herein, certain terms shall have meanings as follows:

         a. "Affiliated Corporation" means a subsidiary, parent, or sister subsidiary either directly or indirectly controlling or controlled by the party hereto or directly or indirectly controlled by a common parent of the affiliate and the party.

         b. "Derivative Work" means computer program instructions which incorporate all or portions of a Software Product directly or through linking and locating.

         c. "Designated DCO" means the Digital Central Office system equipment supplied to the Licensee by the Licensor for which the site dependent data base questionnaire submitted by Licensee to the Licensor is applicable.

         d. "Generic Computer Program" means a software computer program in which there subsides a set of computer instruction steps which are generic to more than the specific version of the computer program which is furnished under this license. (For the Software Products furnished under a given license, only the applicable computer program steps necessary to provide the licensed feature are enabled.)

         e. "Improvement/Enhancement" means any improvements or enhancements to the Software Product, or to the composite hardware and software design of the Designated DCO which includes an improvement or enhancement to the Software Product.

         f. "Improvements/Enhancements Grant-Back Rights" means royalty-free worldwide, nonexclusive rights to make, have made, sell (including disposition to an end-user) and use under copyrights to software patents, copyrights to firmware and semiconductor mask registration rights in and to Improvements/Enhancements, with the right to sublicense to Affiliated Corporations (such sublicense to survive any subsequent termination of the affiliation).

         g. "Software Product" means the software computer program, which is tailored for use in the operation of the Designated DCO (in accordance with the site dependent data base questionnaire submitted by the Licensee to the Licensor) and which includes the following materials:

         (1.0) a set of machine readable computer program instructions recorded on magnetic disks or other storage media; and;

         (2.0) a source code listing of the data base portion of the computer program instructions, augmented by the programmer's annotations; and

         (3.0) all releases, issues or short sequences of computer program instruction modifications ("patches") furnished by the Licensor to the Licensee as a replacement for or for the modification of previously furnished materials; and

         (4.0) all Derivative Works or modifications, by whomever made, of any of the foregoing; and

         (5.0) all copies of any of the foregoing, in whole or in part, by whomever made.

 2. In consideration of the right-to-use fee, stated in the Licensor's invoice for the Designated DCO equipment, the Licensor grants under its proprietary rights (including copyrights) and the Licensee accepts, in accordance with the law of New York, an indivisible, nonexclusive and nontransferable (except as provided in Section 2.m.) license in each Software Product furnished hereunder to use the Software Product on the Designated DCO subject to the following terms:

         a.    The Licensee Agrees:


         (1.0) It shall limit its use of each Software Product solely to the operation of the applicable Designated DCO and no other purpose; and

         (2.0) It shall limit its making of copies of the Software Product, in whole or in part, to copies reasonably necessary for the operation of the Designated DCO and shall make none other; and

         (3.0) It shall reproduce all proprietary notices, including the copyright notices of the Licensor, which appear on or are encoded within the Software Product in the form or forms in which the Software Product is received from the Licensor, upon all copies, Derivative Works or other modifications which the Licensee shall make; and

         (4.0) The Software Product (physical materials, including all copies by whomever made) shall be the property of the Licensor.

         (5.0) The Licensee recognizes that the Software Product is a Generic
               Computer Program, and shall not do, or cause to be done, anything to activate any of the subsisting non-enabled computer instruction steps therein. Further, the Licensor reserves to itself the exclusive right to cause the subsiding non-enabled program instruction steps to be activated (by the issuance under this license of a version of Software Product having the applicable additional computer instruction steps enabled) pursuant to standard right-to-use software license upgrade Fees or, in the absence of a standard upgrade _______________ to be negotiated.

         b. As an additional fee required hereunder for the Software Product, the Licensee shall further pay to the Licensor any state or local taxes, however designated, levied against and paid by the Licensor, based upon this transaction, or based upon Licensor's, or the Licensee's interests in the Software

               Product, including sales, privilege, use, personal property or intangible property taxes, exclusive, however, of taxes based upon net income.

         c. Notwithstanding any other provision hereof, in the event Licensor develops improvements or enhancements to the Software Product which represent significant "value added" to the Designated DCO or which represent a significant improvement of performance of the Designated DCO, the Licensor reserves the right to market the improvement or enhancement as a separate offering (requiring payment of an additional right-to-use fee, and which at the Licensor's option may require the Licensee to execute a new Software Product License).

         d. The License hereby grants and agrees to grant to the Licensor, to the extent it lawfully may, the Improvements/Enhancements Grant-Back Rights related to any development whether made by the Licensor, Licensee, or agents of the Licensee, of all or any portion of any Software Product furnished hereunder pursuant to any request or specifications by the Licensee for a design different from Licensor's design, and regardless of whether or not the Licensee has compensated the Licensor for its performance of such development. Title to patents, copyrights, trade secrets and mask registrations developed by Licensor pursuant to any request or specifications by the Licensee and regardless of whether the Licensee has compensated the Licensor for its performance of such development shall vest in Licensor; Licensee, however, is to get Improvements/Enhancements Grant-Back Rights.

         e. The Licensee shall not merge any Software Product with other software computer program materials to form a Derivative Work or otherwise modify or alter a Software Product in any manner whatsoever, unless prior thereto the Licensee shall execute a written grant-back, in a form satisfactory to the Licensor, granting to the Licensor the Improvements/Enhancements Grant-Back Rights in and to the merged, modified or altered Software Product. However, nothing in this subsection 2.e. shall be interpreted or construed as entitling the Licensee to access to the source code version of the Software Product, or to receive any manner of support of the Licensee's efforts to merge, modify or alter Software Product from Licensor.

         f. The Licensee agrees that any communication or other disclosure of information it makes to the Licensor related to a request/specification for an improvement, enhancement, or modification to Licensor's design of the Software Product shall be made upon a nonconfidential basis without any manner of restriction of the Licensor in its use or dissemination of received information.

         g. Five (5) year initial term; option for fifty (50) year extension term; and requirement for notice:

         (1.0) The term of this License shall be five (5) years from and after the date of turnover to the Licensee of the Designated DCO; and the Licensee's rights-to-use the Software Product and this License shall terminate upon the expiration of such term, unless the Licensee has exercised its option to acquire a license extension term, pursuant to Subsection 2.g.(2.0), following.

         (2.0) The Licensor hereby grants Licensee an option whereby in return for the payment of the then current right-to-use renewal fee, the Licensee shall acquire a paid-up license extension for a term of fifty (50) years starting immediately upon expiration of the initial five (5)-year term.

         (3.0) The foregoing notwithstanding, the Licensee's failure to exercise the foregoing option by the date of expiration of the initial five (5) year term shall not bring about the termination of the Licensee's rights-to-use the Software Product and termination of this License, unless the Licensor has provided the Licensee with six (6) months advanced written notice advising the Licensee of such impending termination (See also Subsection 2.1, hereinafter, pertaining to notices.)

         h.    Default Termination:

         (1.0) The Licensor and the Licensee shall have the right to terminate this License in the event of any default by the other party which the defaulting party fails to correct within a period of sixty
               (60) days after the receipt of notice thereof from the non-defaulting party, or immediately and without notice in the event that any bankruptcy, arrangement for the benefit of creditors or insolvency proceedings are commenced by or against the Licensee, or in the event of the appointment of an assignee for the benefit of creditors or a receiver of the Licensee or its properties.

         (2.0) However in the event at the time the Licensor shall be entitled to exercise the foregoing right, to immediately and without notice terminate this License, such termination would cause interruption of service to governmentally franchised telephone common carrier subscribers, the Licensor agrees in good faith (but with due regard to the protection of licenses interests), to provide its best efforts to cooperate with the enfranchising authority to avoid disruption of common carrier.

         (3.0) No termination hereunder shall prejudice any of the non-defaulting party's rights arising prior thereto, or shall limit in any way the other remedies available to the non-defaulting party.

         i. Upon any expiration or other termination of this License, whether within the initial five (5)-year term or within any fifty
               (50)-year extension term, the Licensee shall, as instructed by the Licensor, either return to the Licensor or destroy the Software Product. The Licensee may, in its discretion, destroy replaced releases, issues, or "patches" of the Software Product. Upon expiration of the fifty year term of the license extension, all title and rights of ownership in tangible materials in the Software Product shall vest in the Licensee; and all use, proprietary treatment or other types of restrictions which this license imposes upon the Licensee in relation to such materials shall terminate.

         j. Should any obligation of either party under this License be found illegal or unenforceable in any respect, such illegality or unenforceability shall not affect any other provision of this License, all of which shall remain enforceable in accordance with their terms. Should any obligations of either party under this License be found illegal or unenforceable by reason of being excessive in extent or breadth with respect to duration, scope or subject matter, such obligations shall be deemed and construed to be reduced to the maximum duration, to the end that such obligations shall be and remain enforceable to the maximum extent allowable.

         k. This License constitutes the entire understanding of the parties hereto and supersedes all previous communications, representations and understandings between the parties with respect to the subject matter of this License.

         l. Any notice or other communication required or permitted to be made or given hereunder to either party hereto shall be sufficiently made or given on the date of mailing if sent to such party by certified mail, postage prepaid, addressed to it at its address set forth in this Agreement.

         m.    Assignment:

         (1.0) The Licensee's rights hereunder are assignable, but only as part of a transaction in which ownership of the Designated DCO is also transferred.

         (2.0) It is agreed that as a condition to the exercise of the Licensee's right to assign this License: the Licensee shall obtain for the Licensor a written assignment by which the assignee agrees to undertake all of the obligations of assignor which identifies and incorporates by reference this License, and intermediate assignments, prior to any physical transfer or turnover of the Software Product to such assignee.

 3.      Patent of Copyright or Trademark Infringement
         Licensor agrees, at its expense, to defend and indemnify Licensee in any suit, claim or proceeding brought against Licensee alleging that any Software Product licensed hereunder directly infringes any U.S. Letters Patent, U.S. Copyright, or U.S. Trademark provided Licensor is promptly notified, given assistance required, and permitted to direct the defense. Further, Licensor agrees to pay any judgment based on infringement rendered in such suit by final judgment of a court of last resort, but Licensor shall have no liability for settlements or costs incurred without its consent. Should the use of the Software Product by Licensee be enjoined, or in the event that Licensor desires to minimize its liability, hereunder, Licensor may fulfill its obligations hereunder by either substituting noninfringing equivalent software, or modifying the infringing Software Product or portion thereof so that it no longer infringes but remains functionally equivalent, or obtain for Licensee, at the expense of Licensor the right to continue use of such Software Product, or if none of the foregoing is feasible, Licensor may take back the Software Product and refund to Licensee the undepreciated amount of any paid-up fee that has been paid to Licensor. The foregoing states the entire liability of Licensor for patent, copyright or trademark infringement or for any breach of warranty of noninfringement, express or implied. The foregoing indemnity shall not apply to any suit, claim or proceedings based upon allegations that a process or method claim of a patient is infringed, nor to infringements arising from modification of the Software Product by anyone other than Licensor, nor to allegations of infringement based on the combination of the Software Product with software or products supplied by Licensee or others, nor to infringements arising from Software Products made to the specification or design of Licensee; and Licensee agrees to indemnify Licensor to an extent equivalent to that provided to the Licensee hereinabove in the event any suit, claim, or proceedings is brought against Licensor based upon any of the foregoing infringement circumstances which are excluded from the Licensor's indemnification to the Licensee.

 4.      Warranty and Disclaimer of Warranty

         a. Licensor warrants that the Software Products other than the data base portion of the Software Product covered by this Agreement will, at the time of turnover, substantially conform to its functional description in Licensor's technical proposal. Licensor's sole obligation shall be to deliver any amendments or alterations required to correct any such nonconforming Software which is found to be defective within a period of one (1) year after turnover and which significantly affects its performance.


         b. Licensor warrants that the data base portion of the Software Product covered by this license shall substantially conform to the Licensee's executed data base questionnaire.

               Licensor's sole obligation shall be to correct any nonconforming data base which is found to be defective within a period of ninety (90) days after turnover.

         c.    The foregoing warranties do not extend to:

         (1.0) defects or nonconformities from any cause including but not limited to abuse, acts of God, improper installation, modifications, or maintenance (if performed by other than Licensor), and other defects traceable to Licensee's acts or omissions; or

         (2.0) defects or nonconformities in software, firmware or data base traceable to Licensee's errors, modifications or system changes.

         d. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. BUYER FURTHER AGREES THAT LICENSOR WILL NOT BE LIABLE FOR ANY LOSS OF DATA OR USE, LOST PROFITS OR REVENUE, OR FOR ANY CLAIM OR DEMAND AGAINST BUYER BY ANY OTHER PARTY. IN NO EVENT WILL LICENSOR BE LIABLE FOR CONSEQUENTIAL DAMAGES EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

 5.      Limitation of Liability

         a. LICENSOR SHALL NOT BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE AND FROM ANY CAUSE WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), INFRINGEMENT OF STATUTORY PROPRIETARY RIGHTS INCLUDING PATENT, COPYRIGHT OR TRADEMARK (EXCEPT AS EXPRESSLY PROVIDED IN SECTION 3. ABOVE), OR ANY OTHER LEGAL THEORY, EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. LICENSEE FURTHER AGREES THAT LICENSOR WILL NOT BE LIABLE FOR ANY LOSS OF DATA OR USE, LOST PROFITS OR REVENUE, OR FOR ANY CLAIM OR DEMAND AGAINST LICENSEE BY ANY OTHER PARTY.

         b. LICENSEE ASSUMES SOLE RESPONSIBILITY FOR ENSURING THAT THE BILLING CENTER CAN CORRECTLY READ CALL RECORDS. LICENSEE'S RESPONSIBILITY INCLUDES READING DAILY THE AMA FRAME AND/OR POLLING SYSTEM TAPE(S) BY THE BILLING SYSTEM COMPUTER TO ENSURE ALL TICKET INFORMATION IS PRESENT. RISK OF LOSS FOR ANY DATA, USE, REVENUE OR PROFIT ASSOCIATED THEREWITH PASSES TO LICENSEE UPON CUTOVER OF ANY HARDWARE OR SOFTWARE.

WHEREFORE the parties hereto manifest their agreement to the terms and conditions hereinabove, effective on the date first above written, by affixing hereto the signatures of their respective authorized representatives hereinbelow.

      SIEMENS STROMBERG-CARLSON                  STAR VENDING, INC.
             Licensor                         _______________________
                                                     Licensee

By:_______________________________            By:_______________________________
             (signature)                                   (signature)


__________________________________           __________________________________
             (name & title)                               (name & title)

Date:_____________________________           Date:_____________________________


                                     SIEMENS

                          ASSIGNMENT OF PURCHASE ORDER

         This Assignment between STAR VENDING, INC. ("Company") and Telecommunications Finance Group ("Lessor")

         WHEREAS, the Company and Lessor have, or will shortly, execute a Lease Agreement ("Lease"); and

         WHEREAS, the Company has executed and delivered a certain purchase contract covering the property described therein (the "Equipment"), a copy of which purchase contract is attached hereto as Attachment A ("Purchase Order"); and

         WHEREAS, the Company desires to assign to Lessor all of its rights and interests under the Purchase Order for that equipment listed on Schedule 1, as amended from time to time, of Exhibit A of the Lease so that Lessor might purchase and take title to such equipment in the Company's stead.

         NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. This Assignment shall be effective as of the date the Company executes Exhibit A entitled "Certificate of Delivery and Acceptance" of the Lease.

2. The Company (a) represents and warrants that the Purchase Order constitutes the entire understanding of the parties thereto with respect to the purchase and sale of the Equipment covered thereby; (b) hereby assigns to Lessor all of its rights under the Purchase Order as to the equipment listed on Schedule 1, as amended from time to time, of Exhibit A of the Lease; (c) hereby assigns to Lessor and Lessor hereby assumes and agrees, so long as a Company complies with the provisions of the Lease and otherwise performs its obligations under the Purchase Order, to perform Company's obligation under the Purchase Order to pay the price of the equipment listed on Schedule 1, as amended from time to time, of Exhibit A of the Lease; and (d) represents and warrants that neither notice to nor consent from the respective vendor is required in connection with the execution, delivery and performance of this Assignment or for the validity or enforceability of this Assignment.

3. Pursuant to this Assignment, the Company hereby agrees with Lessor that the Company shall continue to be responsible for the performance of all obligations under the Purchase Order, except for, subject to the condition provided in Paragraph 1 above, the obligation to pay the price as provided in Paragraph 2 above, and the Company agrees to hold harmless and indemnify Lessor from all liability, loss, damage, and expense arising from or directly or indirectly attributable to such obligations.

         IN WITNESS WHEREOF, the parties have duly executed this Assignment under seal by their authorized representatives as of the date opposite their respective signatures.

TELECOMMUNICATIONS FINANCE GROUP              STAR VENDING, INC.

By: ____________________________              By:__________________________

________________________________              _____________________________

AUTHORIZED REPRESENTATIVE OF                  (Name & Title)
TELECOMMUNICATIONS FINANCE GROUP

Date signed:____________________              Date Signed:_________________

                               STAR VENDING, INC.
                        SITE: LOS ANGELES, CALIFORNIA #1

                                 LEASE PAYMENTS

             ADDENDUM TO LEASE AGREEMENT DATED April 6, 1995 BETWEEN
                      TELECOMMUNICAITONS FINANCE GROUP AND
                               STAR VENDING, INC.

EFFECTIVE OCTOBER 1, 1996 (60 MONTHLY LEASE PAYMENTS)
         ORIGINAL VALUE OF EQUIPMENT                                  $ 664,000.00
         RATE FACTOR PER $1,000                                       $     22.498

                  ORIGINAL MONTHLY LEASE PAYMENT                                     $  14,938.67

EFFECTIVE JANUARY 1, 1996 (57 MONTHLY LEASE PAYMENTS REMAINING)

         ADDITION I                                                   $ 224,050.69
         RATE FACTOR PER $1,000                                       $     23.353
         ADDITION I MONTHLY LEASE PAYMENT                             $   5,232.26

                  TOTAL MONTHLY LEASE PAYMENT                                        $  20,170.93
                                                                                     ============

TOTAL VALUE OF EQUIPMENT                                              $ 888,050.69
                                                                      ------------


SUMMARY OF TOTAL LEASE PAYMENTS:
  3 @ $14,938.67      =        $   44,816.01
 57 @ $20,170.93      =        $1,149,743.01
 --                            -------------
 60                            $1,194,559.02



                           ACCEPTED BY:_______________________

                           DATE:______________________________

                    (CERTIFICATE OF DELIVERY AND ACCEPTANCE)


                              EQUIPMENT DESCRIPTION

The items of personal property to be leased pursuant to this Lease Agreement, dated as of April 6, 1995 between TELECOMMUNICATIONS FINANCE GROUP, as Lessor, and STAR VENDING, INC., as Lessee, are described below and in the attached equipment list(s):

Equipment List
--------------
Number                  Description                                                                  Amount
------                  -----------                                                                  ------
DCO-581065              A USED SIEMENS STROMBERG-CARLSON DCO-CS EQUIPPED AND WIRED FOR 4608        $664,000.00
                        DIGITAL PORTS PER DCO-581065, ISSUE 1, DATED 02/10/95 WITH BASIC
                        RELEASE 14, CMF SPARES, AMA FRAME, SS7 W/ 3 ACCESS LINKS (WITH
                        BILLING SYSTEM) INCLUDING INSTALLATION

TFG-95073               ADDITION I                                                                  224,050.69
    -----                                                                                           ----------

                                                                                       TOTAL       $888,050.69
                                                                                                   ===========


The above described equipment installed at:

One Wilshire Building, 624 S. Grand Avenue, Suite 1111, Los Angeles, California 90017

                                               BY:_______________________

                                               DATE:_____________________

                                                     Dated: April 6, 1995
                                                     Revised: November 9, 1995

Alta Computer Corporation
140 Natoma, Suite 140                                     Date           Invoice
Santa Barbara, CA  93101
805 962-7721  FAX 962-742                               26 Jun 95         6689


Bill To:   Telecom Finance Group        Ship To:  TFG
           400 Rinehart Road                      c/o STAR Vending, Inc.
           Lake Mary, FL  32746                   740 State Street, Suite 202
           Attn:  Mail Zone A-5                   Santa Barbara, CA  93101


------------------------------------------------------------------------------------------------------------------------

    PO Number           Terms              Rep            Ship Date          Ship Via           F.O.B.           Project
------------------------------------------------------------------------------------------------------------------------
     TFG618         Due on receipt         CRM            26 Jun 95          Best Way       Santa Barbara        Software
------------------------------------------------------------------------------------------------------------------------


  Quantity          Item Code                           Description                          Price Each           Amount
------------------------------------------------------------------------------------------------------------------------



                                     SOFTWARE
                                     ----------------

      2        EICONOSIGN            EICON OSI/PC Gateway for DOS & Windows P/N:                185.00           370.00
                                     315-397
                                     S/N:  0416972-2, 0417085-1

      1        EICONDEVKT            EICON x .25 Network Level Development Kit for              920.00           920.00
                                     OS/2 P/N: 315603-7 S/N:  GEIB528090696

      1        CLOSEUP 60            Norton-Lamber Close-Up Remote Dial-Up Software             145.00           145.00
                                     Dual Pack v6.0 P/N:  272790

      1        MCAFEENETS            McAfee NetShield NLM Virus Monitor v2.0 25-user            375.00           375.00
                                     P/N:  297464

                                     Subtotal                                                                  1,810.00

-----------------------------------------------------------------------------------------------------------------------

Please remit to above address.                                                                        TOTAL:   1,810.00


------------------------------------------------------------------------------------------------------------------------
                                                                                         BALANCE DUE:          1,810.00

------------------------------------------------------------------------------------------------------------------------